Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core Total U.S. Bond Market ETF  (ISHAGG)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Transamerica Multi-Managed Balanced Portfolio VP (TAP-CORE) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) Transamerica Partners Core Bond Portfolio (DIA-CORE)
BlackRock Strategic Income Opportunities Portfolio (BR-SIP) BlackRock Low Duration Bond Portfolio (BR-LO)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio  (MET-BI)
Multimanager Core Bond Portfolio  (AXA-VIP)
Transamerica Multi-Managed Balanced Portfolio (TA-CORE) Metropolitan Series BlackRock Diversified Portfolio (Core
PLUS Bond)  (METD_B)
CoreAlpha Bond Master Portfolio  (MIP_CORA)
BlackRock Allocation Target Shares: Series S Portfolio (BATSS) GuideStone Funds Low Duration Bond Fund (GUIDE)
AZL Enhanced Bond Index Fund  (AZ-CORE)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
BlackRock Balanced Capital Portfolio (FI)  (BCS_F)
BlackRock Allocation Target Shares: Series C Portfolio (BATSC) EQ/Global Bond PLUS Portfolio (AXA-GB)
BlackRock Total Return Portfolio (Ins - Series)  (BVA-TR)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC) Master Total Return Portfolio of Master Bond LLC (MF-BOND) BlackRock Core Bond Portfolio (BR-CORE)

The Offering

Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
01-28-2014
Security Type:
BND/CORP

Issuer
The Goldman Sachs Group, Inc.  (2019)
Selling
Underwriter
Goldman, Sachs & Co.
Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., Banca IMI S.p.A.,
BB&T Capital Markets, a division of BB&T
Securities, LLC, BBVA Securities Inc., BMO
Capital Markets Corp., BNY Mellon Capital
Markets, LLC, Citigroup Global Markets
Inc., Credit Agricole Securities (USA)
Inc., DBS Bank Ltd., Lloyds Securities
Inc., Mizuho Securities USA Inc., Morgan
Stanley & Co. LLC, Natixis Securities
Americas LLC, PNC Capital Markets LLC, RBC
Capital Markets, LLC, Santander Investment
Securities Inc., SMBC Nikko Securities
America, Inc., Standard Chartered Bank,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., UniCredit
Capital Markets LLC, Blaylock Robert Van,
LLC, Drexel Hamilton, LLC, Lebenthal &
Co., LLC, Mischler Financial Group, Inc.


Transaction Details

Date of Purchase
01-28-2014

Purchase Price/Share
(per share / % of par)
$99.684
Total
Commission,
Spread or
Profit
0.350%

1.	Aggregate Principal Amount Purchased (a+b)
$300,000,000
a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$129,175,000
b.Other BlackRock Clients
$170,825,000
2.	Aggregate Principal Amount of Offering
$2,500,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.12

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
01-30-2014

Global Syndicate Team Member




Approved by:
Betsy Mathews
Date:
01-30-2014

Global Syndicate Team Member